Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:/s/ Stewart E. McClure, Jr.
STEWART E. MCCLURE, JR.
President, Chief Executive Officer
and Chief Operating Officer

Date: August 4, 2006

By:/s/ Gerard Riker
GERARD RIKER
Executive Vice President and
Chief Financial Officer

Date: August 4, 2006